Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in Registration Statement No. 33-91684 of WVS Financial Corp. on Form S-8 of our report dated August 1, 2003, appearing in the Annual Report on Form 10-K of WVS Financial Corp. for the year ended June 30, 2003.


/s/ S.R. Snodgrass, A.C.

Wexford, PA
September 26, 2003